Exhibit 99.1

CEO of Wellgistics Health Converts $1.5 Million of Debt to Equity at IPO Price

TAMPA, FL / ACCESS Newswire / April 15, 2025 / Wellgistics Health, Inc. (NASDAQ:WGRX) (the “Company”), a holding company for various existing and planned strategic businesses centered around healthcare technology and pharmaceutical services, today announced that it has entered into an amendment to the Membership Interest Purchase Agreement with Wellgistics LLC and Wellgistics LLC’s former owners to convert a significant cash payment owed by the Company into shares of the Company’s common stock at the initial public offering price of $4.50 per share. Specifically, the Company has converted $1.5 million in debt that the Company owed to a seller entity controlled by Brian Norton, its Chief Executive Officer, and that the Company would have needed to pay by June 14, 2025. The $1.5 million in debt was converted into 333,333 shares of the Company’s common stock.

This conversion reflects Mr. Norton’s deep belief in the Company’s strategic direction and his commitment to creating long-term shareholder value. Further reinforcing Mr. Norton’s belief in the Company’s long-term success, the 333,333 newly issued shares of the Company’s common stock are subject to a 12-month lock-up agreement, whereby Mr. Norton is prohibited, except in certain limited exceptions, from selling or transferring such shares.

“I believe we are just getting started at Wellgistics Health,” said Brian Norton. “This conversion is a public statement of my unwavering belief in our team, our mission, and the transformative impact we will have on the future of healthcare.”

About Wellgistics Health, Inc.

Wellgistics Health, Inc. (NASDAQ:WGRX) is a holding company for existing and future planned operating companies centered around healthcare technology and pharmaceutical services. It seeks to be a micro health ecosystem, with a portfolio of companies consisting of a technology platform, pharmacy, and wholesale operations that provide novel prescription hub and clinical services. The Company is focused on improving the lives of patients while delivering unique solutions for pharmacies, providers, pharmaceutical manufacturers, and payors. With the successful integration of its patient-centric approach and innovative healthcare applications, the Company intends to shift the dynamic of pharmaceutical care to revolve around the patient for a wide range of therapeutic conditions by offering a full spectrum of integrated solutions as a result of leveraging the synergies of its business segments to address access, care coordination, dispensing, delivery, and clinical management of pharmaceutical products ranging from “specialty-lite” to general maintenance conditions. For more information, please visit the Company’s website: https://wellgisticshealth.com/.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may”, “will”, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions and the completion of the initial public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the registration statement filed with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please visit:

IR@wellgistics.com

SOURCE: Wellgistics Health, Inc.